UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2009

VULCAN MATERIALS COMPANY
 (Exact name of registrant as specified in its charter)

New Jersey	001-33841	20-8579133
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Urban Center Drive Birmingham, Alabama	35242
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 298-3000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

Effective as of October 1, 2009, Vulcan Materials Company (“Vulcan” “we” or “us”) terminated its revolving $175 million 364-Day Credit Agreement (the “Credit Agreement”) with Bank of America, National Association, as administrative agent and the other Lenders party thereto (the “Lenders”) dated November 17, 2008.

The material terms and conditions of the Credit Agreement are set forth on our Current Form 8-K filed with the Securities and Exchange Commission on November 17, 2008.

The Credit Agreement was scheduled to terminate by its terms on November 16, 2009. We chose to terminate the Credit Agreement prior to that date because we no longer needed the borrowing capacity. We terminated the Credit Agreement early in order to save the facility fees which would otherwise have been due for the remainder of the term.

We did not incur any penalties by canceling the Credit Agreement prior to its scheduled termination date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

VULCAN MATERIALS COMPANY
(Registrant)

Dated: November 3, 2009	By: /s/ Robert A. Wason IV
Robert A. Wason IV